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                                                                   EXHIBIT 23.1

The Board of Directors and Stockholders
MiningCo.com, Inc.:


    When the reverse stock split referred to in Note 14 of the Notes to Financial Statements has been consummated, we will be in a position to render the following consent.



                       KPMG LLP

                       /s/ KPMG LLP




                   CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
MiningCo.com, Inc.:


    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

New York, New York
February 25, 1999